                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 8, 1999

                            KEY ENERGY SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)

          Maryland                   1-8038                     04-2648081
(State or Other Jurisdiction      (Commission                  (IRS Employer
      of Incorporation)           File Number)               Identification No.)


Two Tower Center, 20th Floor, East Brunswick, New Jersey                08816
       (Address of Principal Executive Offices)                       (Zip Code)

       Registrant's telephone number, including area code: (732) 247-4822

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.        OTHER EVENTS.

          (a)  COMMON STOCK OFFERING.

          PRESS RELEASE. On April 8, 1999, Key Energy Services, Inc. (the "Registrant") issued a press release (the "Press Release") announcing, among other things, that it had initiated a recapitalization plan. In connection with the recapitalization plan, the Registrant announced that it intends to commence an underwritten offering of $150 million of common stock (the "Offering"), and two institutional investors have agreed, subject to documentation, to purchase up to $60 million of common stock in the Offering. The net proceeds of the Offering will be used to repay outstanding senior indebtedness and provide additional working capital.

          Since the date of the Press Release, the Registrant has increased the size of the Offering to $175 million. In connection with the Offering, the Registrant has filed a preliminary prospectus supplement which contains revised financial estimates based on preliminary interim financial data. The Registrant estimates that the net loss for the quarter ended March 31, 1999 will be between

$1.05 and $1.10 per diluted share, excluding non-recurring pretax charges of approximately $19 million to $20 million consisting primarily of a write-off of bridge financing fees, unusual bad debt losses, office lease accruals and employee terminations, which the Registrant does not expect to recur in the fiscal fourth quarter. Based on these assumptions, the estimated EBITDA for the fiscal quarter ended March 31, 1999 will be in a range of $10 million to $11 million, excluding approximately $13 million to $15 million of similar non-recurring pretax charges.

          PURCHASE AGREEMENT WITH CERTAIN INVESTORS. In connection with the Offering, the Registrant has entered into a purchase agreement, dated April 15, 1999 (the "Purchase Agreement"), with Green-Cohn Group, LLC, ZPG Securities L.L.C. and DFG Corporation (collectively, the "Purchasers"). The Purchase Agreement provides, among other things, that subject to delivery of a final prospectus to the Purchasers, the Purchasers shall purchase directly from the Registrant $10 million in the aggregate of the Registrant's common stock, par value $.10 per share (the "Common Stock"). The Purchasers' obligation to purchase the Common Stock is conditioned upon the simultaneous closing of the Offering with gross proceeds therefrom of at least $90 million. Pursuant to the Purchase Agreement, the per share price paid by the Purchasers will be the same price paid by the underwriters in the Offering.

          COMMITMENT LETTER WITH PNC INVESTMENT CORP. The Registrant has also entered into a purchase commitment letter, dated April 15, 1999 (the "Commitment Letter"), with PNC Investment Corp. ("PNC"), an affiliate of PNC Bank, N.A., the senior lender under the Registrant's senior credit facility. The Commitment Letter provides, among other things, that if the gross proceeds to the Registrant from the Offering and the sale of Common Stock to the Purchasers discussed in the preceding paragraph total at least $100 million in the aggregate, PNC will, if requested by the Registrant, purchase up to $50 million in Common Stock (the "Committed Amount"). PNC's obligation to purchase up to $50 million of Common Stock shall be reduced by an amount and to the extent that the gross proceeds from the Offering and from the sale of Common Stock to the Purchasers, in the aggregate, exceed $125 million, but PNC will have the option (the "Optional Investment") to purchase additional Common Stock to increase its total investment under the Commitment Letter to the full $50 million. PNC shall have the right to the Optional Investment subject to the limitation that gross proceeds from the Offering, the sale of Common Stock to the Purchasers, and sales to PNC under the Commitment Letter do not result in aggregate gross proceeds to the Registrant in excess of $200 million.

          The per share price for the Common Stock purchased by PNC shall be at a discount ranging from 1.0% to 5.0% from the price paid by the public in the Offering depending on the amount of Common Stock purchased by PNC pursuant to the Commitment Letter. Due to certain regulatory constraints, PNC is prohibited from owning 5.0% or more of the outstanding voting stock, or 25.0% or more of the total equity, of any non-financial institution such as the Registrant. If PNC is obligated or elects to purchase a number of shares that would result in PNC and its affiliates owning in excess of 4.9999% of the outstanding Common Stock in the aggregate, the Registrant shall issue to PNC such number of shares of a new class of non-voting common stock (the "Non-Voting Common Stock") covering the amount in excess of 4.9999% so purchased. Other than voting rights, the Non-Voting Common Stock will have the same characteristics as the Common Stock and each share of Non-Voting Common Stock will convert into one share of Common Stock upon resale by PNC.

          FEE LETTER WITH PNC CAPITAL MARKETS, INC. The Registrant and PNC Capital Markets, Inc. ("PNC Capital") have entered into a letter agreement, dated as of April 15, 1999 (the "Fee Letter"), which provides that if the Offering and the sale of Common Stock to the Purchasers results in aggregate gross proceeds to the Registrant of at least $100 million, then the Registrant shall pay a fee of $2.5 million (the "Services Fee") to PNC Capital as compensation for certain financial advisory services previously provided to the Registrant. The Services Fee is payable in cash or Common Stock at the election of the Registrant. To the extent the Services Fee is paid in Common Stock, the same ownership restrictions applicable to PNC under the Commitment Letter apply to PNC Capital and its affiliates and the Registrant is obligated to issue Non-Voting Common Stock to comply with such regulatory constraints. The Fee Letter also provides that in the event that aggregate gross proceeds to the Registrant are at least $125 million, the Registrant shall issue to PNC Capital warrants to purchase 750,000 shares of Common Stock at the price to the public in the Offering.

          (b)  AMENDMENTS TO SENIOR CREDIT FACILITY.

          The Press Release also announced that the Registrant, PNC Bank, N.A., as Administrative Agent, Norwest Bank Texas, N.A., as Collateral Agent, PNC Capital Markets, Inc., as Arranger and other lenders to the Registrant's senior credit facility executed the third amendment, dated as of April 8, 1999 (the "Third Amendment"), to the Registrant's Second Amended and Restated Credit Agreement (the "Senior Credit Facility"). The Third Amendment provides, among other things, for certain changes and additions to the definitions in the Senior Credit Facility, amendments to the terms of mandatory prepayments and commitment reductions, and amendments to the covenants concerning the financial condition of the Registrant. In addition, the Third Amendment provides for an increase of 75 basis points to the applicable margins on amounts outstanding under the Senior Credit Facility.

          The Registrant and the parties to the Senior Credit Facility have also executed a fourth amendment (the "Fourth Amendment") to the Senior Credit Facility, dated as of April 15, 1999. The Fourth Amendment provides, among other things, for additional changes and additions to the definitions in the Senior Credit Facility, amendments to the terms of mandatory prepayments and commitment reductions, and amendments to the covenants concerning the financial condition of the Registrant.

          The descriptions of the Press Release, the Purchase Agreement, the Commitment Letter, the Fee Letter, the Third Amendment and the Fourth Amendment do not purport to be complete, and are qualified in their entirety by reference to such documents, which are filed as exhibits to this Form 8-K and are incorporated by reference.

          The statements made in this Current Report on Form 8-K that are not statements of historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or similar terminology. The forward-looking statements include expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, and the integration into our business of the operations we have acquired. Although the Registrant believes that the expectations in such statements are reasonable, the Registrant cannot give any assurance that those expectations will be correct. The Registrant cautions you not place undue reliance on these forward-looking statements. The operations of the Registrant are subject to several uncertainties, risks and other influences, many of which are outside its control and any of which could materially affect the Registrant's results of operations and ultimately prove the statements the Registrant makes to be inaccurate.


ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

          (c)  NO.       EXHIBIT

               99.1      Press Release, issued by the Registrant on April 8,
                         1999.

               99.2 Purchase Agreement, among the Registrant, Green-Cohn Group, LLC, ZPG Securities L.L.C. and DFG Corporation, dated as of April 15, 1999.

               99.3 Commitment Letter, between the Registrant and PNC Investment Corp., dated April 15, 1999.

               99.4 Fee letter, between the Registrant and PNC Capital Markets, Inc., dated April 15, 1999.

               99.5 Third Amendment, dated as of April 8, 1999, to the Second Amended and Restated Credit Agreement, among the Registrant, the several lenders from time to time parties thereto, PNC Bank, National Association, as Administrative Agent, Norwest Bank Texas, N.A., as Collateral Agent and PNC Capital Markets, Inc., as Arranger.

               99.6 Fourth Amendment, dated as of April 15, 1999, to the Second Amended and Restated Credit Agreement, among the Registrant, the several lenders from time to time parties thereto, PNC Bank, National Association, as Administrative Agent, Norwest Bank Texas, N.A., as Collateral Agent and PNC Capital Markets, Inc., as Arranger.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KEY ENERGY SERVICES, INC.


Date:    April 20, 1999                 By:  /s/ Francis D. John
                                             ---------------------------------
                                             Francis D. John
                                             Chairman, President and
                                             Chief Executive Officer

                                  EXHIBIT INDEX

          NO.            EXHIBIT

          99.1*          Press Release, issued by the Registrant on April 8,
                         1999.

          99.2* Purchase Agreement, among the Registrant, Green-Cohn Group, LLC, ZPG Securities L.L.C. and DFG Corporation, dated as of April 15, 1999.

          99.3* Commitment Letter, between the Registrant and PNC Investment Corp., dated April 15, 1999.

          99.4* Fee letter, between the Registrant and PNC Capital Markets, Inc., dated April 15, 1999.

          99.5* Third Amendment, dated as of April 8, 1999, to the Second Amended and Restated Credit Agreement, among the Registrant, the several lenders from time to time parties thereto, PNC Bank, National Association, as Administrative Agent, Norwest Bank Texas, N.A., as Collateral Agent and PNC Capital Markets, Inc., as Arranger.

          99.6* Fourth Amendment, dated as of April 15, 1999, to the Second Amended and Restated Credit Agreement, among the Registrant, the several lenders from time to time parties thereto, PNC Bank, National Association, as Administrative Agent, Norwest Bank Texas, N.A., as Collateral Agent and PNC Capital Markets, Inc., as Arranger.

---------------

*    Filed herewith.